Purge Virus LLC

BALANCE SHEET

As of December 31, 2020

	TOTAL
ASSETS	
Current Assets	
Bank Accounts	
1000 Checking	12,053.63
1001 Charlie's Personal Account	0.00
Total Bank Accounts	**$12,053.63**
Accounts Receivable	
1020 Accounts Receivable (A/R)	20,859.47
Total Accounts Receivable	**$20,859.47**
Other Current Assets	
1050 Undeposited Funds	0.00
1135 Prepaid Expenses - Vendor Deposits	910.00
Total Other Current Assets	**$910.00**
Total Current Assets	**$33,823.10**
Fixed Assets	
1140 Websites & URLs	125,000.00
Total Fixed Assets	**$125,000.00**
Other Assets	
1200 Patents	100,000.00
Total Other Assets	**$100,000.00**
TOTAL ASSETS	**$258,823.10**
LIABILITIES AND EQUITY	
Liabilities	
Current Liabilities	
Accounts Payable	
2000 Accounts Payable (A/P)	50,910.00
Total Accounts Payable	**$50,910.00**
Other Current Liabilities	
2100 Customer Deposits (Unearned income)	5,613.50
2200 Loan Payable - Charles Szoradi	3,574.35
Total Other Current Liabilities	**$9,187.85**
Total Current Liabilities	**$60,097.85**
Total Liabilities	**$60,097.85**
Equity	
3000 Owner's Investment	31,350.00
3010 Opening Balance Equity	225,866.96
3900 Retained Earnings	
Net Income	-58,491.71
Total Equity	**$198,725.25**
TOTAL LIABILITIES AND EQUITY	**$258,823.10**